PAVMED INC.

CERTIFICATE OF ELIMINATION

OF

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A CONVERTIBLE PREFERRED STOCK

AND

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A-1 CONVERTIBLE PREFERRED STOCK

* * * * * * * *

PAVmed Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of PAVmed Inc., resolutions were duly adopted setting forth the proposed elimination of the Series A Convertible Preferred Stock and the Series A-1 Convertible Preferred Stock as set forth herein:

RESOLVED that no shares of the Series A Convertible Preferred Stock or the Series A-1 Convertible Preferred Stock are outstanding and none will be issued; and

FURTHER RESOLVED, that a Certificate of Elimination be executed, which shall have the effect when filed in Delaware of eliminating from the Certificate of Incorporation all references to the designation of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock.

SECOND: That (i) the Certificate of Designation of Preferences, Rights and Limitations with respect to the Series A Convertible Preferred Stock and (ii) the Certificate of Designation of Preferences, Rights and Limitations with respect to the Series A-1 Convertible Preferred Stock were filed in the office of the Secretary of State of Delaware on January 26, 2017 and August 4, 2017, respectively. None of the authorized shares of the Series A Convertible Preferred Stock and the Series A-1 Convertible Preferred Stock are outstanding and none will be issued.

THIRD: That in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation is hereby amended to eliminate all reference to the designation of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock.

[Signature Page Follows]

IN WITNESS WHEREOF, PAVmed Inc. has caused this certificate to be signed by Lishan Aklog, M.D., its Chief Executive Officer, this 13th day of April, 2018.

By	/s/ Lishan Aklog
Lishan Aklog, M.D.
Chief Executive Officer